Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
RCN Corporation
Herndon, Virginia
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-158592) and Form S-8 (Nos. 333-128541 and 333-158593) of RCN Corporation of our reports dated February 24, 2009, relating to the 2008 and 2007 consolidated financial statements and the financial statement schedule, which appear in this Form 10-K.
/s/ Friedman LLP
East Hanover, New Jersey
March 9, 2010